UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of the earliest event reported)  July 30, 1996
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                             THE GRAND UNION COMPANY
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             (Exact name of registrant as specified in its charter)




Delaware                              0-26602                  22-1518276
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(State or other jurisdiction       (Commission             (IRS Employer  of
    of incorporation)               File Number)           Identification No.)


201 Willowbrook Boulevard, Wayne, New Jersey                       07470-0966
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      (Address of principal executive offices)                     (Zip Code)




Registrant's telephone number, including area code             (201) 890-6000
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ITEMS 1 AND 5. CHANGE IN CONTROL OF THE REGISTRANT AND OTHER EVENTS.
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Description of the Transaction
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     On July 30, 1996, The Grand Union Company (the "Company") entered into a definitive agreement (the "Stock Purchase Agreement") to sell $100 million of 8.5% class A convertible preferred stock, $1.00 par value per share (the "Preferred Stock") to an investment group comprised of Trefoil Capital
Investors II, L.P., a Delaware limited partnership, and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership (collectively, the "Purchasers"). Pursuant to the Stock Purchase Agreement, the Company will sell to the Purchasers an aggregate of 2,000,000 shares of Preferred Stock (the "Shares") at a purchase price of $50 per share in stages through February 25, 1998.

     The Company will sell to the Purchasers, at the Purchasers' option, at any time after July 30, 1996, an aggregate of 229,998 shares of Preferred Stock (the "First Closing") for a purchase price of $50 per share. The Purchasers have agreed to purchase, and the Company has agreed to sell, at any time after July 30, 1996, an aggregate of 800,000 shares of Preferred Stock (less any amount of Preferred Stock purchased at the First Closing) for a purchase price of $50 per share (the "Principal Closing"). The Purchasers have further agreed to purchase, and the Company has further agreed to sell, an additional 400,000 shares of Preferred Stock on each of February 25, 1997, August 25, 1997 and February 25, 1998, in each case at a purchase price of $50 per share. Any or all of the purchases referred to in the preceding sentence may be accelerated by the Purchasers, with or without the approval of the Company. Each of the purchases are subject to the satisfaction or waiver of certain closing conditions as specified in the Stock Purchase Agreement. The Principal Closing is subject to satisfaction or waiver of all of the conditions set forth in the Stock Purchase Agreement, including without limitation the termination or expiration of any required waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, stockholder approval (or waiver of such approval by the NASD) and consent of the Company's lenders.

     The Preferred Stock is subject to mandatory redemption on June 1, 2005. The Company may elect to redeem the Preferred Stock at any time on or after the second anniversary of the Principal Closing. The redemption cost varies with the date of the redemption as follows:
     - If the redemption is between the second and third anniversary of the Principal Closing, the redemption price is equal to 180% of the Conversion Price (as discussed below), plus all accrued and unpaid dividends.
     - If the redemption occurs between the third and fifth anniversary of the Principal Closing, the redemption price is equal to 200% of the Conversion Price, plus all accrued and unpaid dividends.
     - If the redemption occurs between the fifth and sixth anniversary of the Principal Closing, the redemption price shall be $51.5938 per share, plus all accrued and unpaid dividends.
     - If the redemption occurs between the sixth and seventh anniversary of the Principal Closing, the redemption price shall be $51.0625 per share, plus all accrued and unpaid dividends.
     - If the redemption occurs between the seventh and eighth anniversary of the Principal Closing, the redemption price shall be $50.5313 per share, plus all accrued and unpaid dividends.
     - If the redemption occurs after the eighth anniversary of the Principal Closing, the redemption price shall at the Stated Value, plus all accrued and unpaid dividends.

Voting Control
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     Pursuant to the Certificate of Designation of Preferred Stock setting forth the powers, preferences, rights, qualifications, limitations and restrictions of such class of preferred stock (the "Certificate of Designation"), the holders of the Preferred Stock have the right to vote together with the holders of the Company's common stock (the "Common Stock"), as a single class, on all matters submitted to the Company's stockholders for a vote, including the election of directors. The number of votes entitled to be cast by the holder of Preferred Stock is equal to the number of whole votes which could be cast in such vote by a holder of the shares of Common Stock into which such shares of Preferred Stock are convertible on the record date for such vote.

     Pursuant to the Certificate of Designation, the initial Conversion Price (as defined therein) of the Shares is $6.375, and is subject to adjustment at the Principal Closing to the lower of (i) $7.25 and (ii) the greater of (x) $6.50 and (y) 120% of the then applicable Fair Market Value (as defined in the Certificate of Designation).

     For purposes of Rule 13d-3 under the Exchange Act, by virtue of the Stock Purchase Agreement, each of the Purchasers may be deemed to be the beneficial owner of an aggregate of 15,686,200 shares of Common Stock into which the aggregate 2,000,000 Shares to be purchased by them pursuant to the Stock Purchase Agreement are convertible (assuming a conversion price of $6.50 per share). Each of the Purchasers has agreed pursuant to the Stock Purchase Agreement to purchase 1,000,000 Shares, convertible into 7,843,100 shares of Common Stock. Such 15,686,200 shares of Common Stock, if outstanding, could constitute up to approximately 61% of the total number of shares of Common Stock outstanding.


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



     The following table shows, for each closing, the dates, number of shares of Preferred Stock and estimated minimum and maximum cumulative voting percentages (using conversion prices of $7.25 and $6.50, respectively) assuming no additional stock issuances.


                                               Cumulative Voting
                                                   Percentage
                                   Preferred       ----------
Closing          Date               Shares     Minimum    Maximum
- -------          ----               ------     -------    -------
First         unscheduled          299,998     17.14%     18.75%
Principal     unscheduled          500,002     35.56%     38.10%
Third         February 25, 1997    400,000     45.28%     48.00%
Fourth        August 25, 1997      400,000     52.46%     55.17%
Fifth         February 25, 1998    400,000     57.97%     60.61%

     Pursuant to the Certificate of Designation, the Holders of the Preferred Stock will be entitled to receive quarterly dividends in the amount of 8.5% of the Stated Value (as defined in the Certificate of Designation) per annum. Until the third anniversary of the Principal
Closing, such dividends are payable in additional shares of Preferred Stock or in shares of Common Stock. From the third anniversary of the Principal Closing to the fifth anniversary of the Principal Closing, such dividends are payable in cash, unless the Company's bank credit agreement or the indenture governing its 12% Senior Notes due 2004 shall prohibit such cash payments, in which case such dividends may be paid in additional shares of Preferred Stock or shares of Common Stock. To the extent that any dividends on the Preferred Stock are paid in shares of Common Stock, the Company is required to pay a premium in additional shares of Common Stock equal to 33-1/3% of the total number of shares of Common Stock that would otherwise be paid as the dividend. After the fifth anniversary, all dividends are payable in cash.

     The Stock Purchase Agreement provides that, for so long as the Purchasers own at least 50% of the total number of Shares purchased by them pursuant to the Stock Purchase Agreement, the Purchasers shall have pre-emptive rights with respect to any sale by the Company of any shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock (with certain limited exceptions), in proportion to the shares of Preferred Stock then held by the Purchasers.

     The Stock Purchase Agreement also provides that until the third anniversary of the Principal Closing, if one shall have occurred, the Purchasers will not sell more than one-third of the Shares (or shares of Common Stock issued upon conversion of such Shares the ("Conversion Shares")) purchased by them pursuant to the Stock Purchase Agreement.

Control of the Board of Directors
- ---------------------------------

     From and after the First Closing, if one occurs, the Company will have the obligation to cause the size of its Board of Directors to be increased to nine members, of whom two shall be selected by the Purchasers. From and after the Principal Closing, the Company will have the obligation to cause (if necessary) the size of its Board of Directors to be increased to nine members, of whom five shall be selected by the Purchasers. Pursuant to the Stock Purchase Agreement, the Company is obligated to include nominees for such number of directors to be included in the Company's slate of nominees for election as directors at the Company's 1996 annual meeting of stockholders and any other meeting of stockholders at which a slate of directors is presented by the Company with a record date on or prior to September 1, 1997.

     Pursuant to the Stock Purchase Agreement, the Purchasers have agreed that (i) for so long as the Board of Directors of the Company is composed of a majority of directors nominated by the Purchasers and their affiliates, the Purchasers will cause the Board of Directors to consist of at least nine members and to cause any slate of nominees presented by the Company for election as directors to include not less than a number of Disinterested Directors (as defined in the Stock Purchase Agreement) equal to one-third (rounded to the nearest whole number) of all directors, (ii) for so long as the Purchasers and their affiliates hold less than 50% but more than 35% of the outstanding voting securities of the Company, the Purchasers will use their best efforts to cause the Board of Directors to consist of at least nine members and to cause any slate of nominees presented by the Company for election as directors to include not less than a number of Disinterested Directors equal to four-ninths (rounded to the nearest whole


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



number) of all directors, and (iii) for so long as the Purchasers and their affiliates hold less than 35% of the outstanding voting securities of the Company, the Purchasers will use their best efforts to cause the Board of Directors to consist of at least nine members and to cause any slate of nominees presented by the Company for election as directors to include not less than a number of Disinterested Directors equal to five-ninths (rounded to the nearest whole number) of all directors. In each such case, the number of Disinterested Directors to be elected shall be calculated without regard to any directors which the holders of the Preferred Stock shall be entitled to elect as a result of the default by the Company in the payment of six consecutive required quarterly dividends.

     The Stock Purchase Agreement provides that as long as any of the members of the Board of Directors of the Company are selected by the Purchasers, the affirmative vote of at least a majority of the Disinterested Directors shall be required to take any of the following actions: (i) make any decision to take, or omit to take, any action on the Company's behalf with respect to the Company's rights and obligations pursuant to the Stock Purchase Agreements or any of the Transaction Documents (as defined in the Stock Purchase Agreement);
(ii) make any decision or take, or omit to take, any action on the Company's behalf with respect to the Preferred Stock, the shares of Preferred Stock purchased by the Purchasers pursuant to the Stock Purchase Agreement or the Company's rights and obligations under the Certificate of Designation; (iii) approve any transactions between the Company, on the one hand, and affiliates of the Purchasers, or either of them, on the other hand; and (iv) approve the Disinterested Directors previously nominated by the nominating committee of the Board of Directors for election as directors at any meeting of stockholders or the Board of Directors of the Company, which approval shall not be unreasonably withheld.

     The Purchasers have also agreed in the Stock Purchase Agreement to vote any shares of Preferred Stock or Conversion Shares held by them from time to time in favor of the election of such Disinterested Directors, and to waive any right to which it would be entitled to elect additional directors in the event of the default by the Company in the payment of six consecutive quarterly dividend payments at any time the Board of Directors of the Company is composed of a majority of directors selected by the Purchasers.

     In addition, if the Company shall have failed to pay in full dividends on the Preferred Stock for six consecutive quarters, the Certificate of Designation provides that the size of the Board of Directors of the Company shall be increased by two, and the holders of shares of Preferred Stock, voting together as a single class, shall have the right to elect such two directors. The right to elect such two directors terminates upon payment in full of all dividends payable on the Preferred Stock, at which time the Board of Directors shall return to its previous size and the directors elected by the holders of the Preferred Stock shall be removed. In addition, such right to elect two directors shall not apply where the holders of Preferred Stock have the right to elect two directors through a class vote, as described in the next paragraph.

     From or after the First Closing Date, the size of the Board of Directors of the Company shall be increased by two, and the holders of shares of Preferred Stock, voting together as a single class, shall have the right to elect two directors to fill such positions. On and after the Principal Closing Date, the voting rights described in this paragraph shall terminate, and thereafter the holders of the Preferred Stock shall be entitled to vote with the Common
Stock.



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Item 7.  Exhibits
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10.1  Stock Purchase Agreement by and among The Grand Union Company, and the Purchasers listed on Schedule I Hereto dated as of July 30, 1996.

99.1  The Grand Union Company's July 30, 1996 Press Release.



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            THE GRAND UNION COMPANY
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                                                  (Registrant)


Date:  August 14, 1996                         /s/ Kenneth R. Baum
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                                                   Kenneth R. Baum

                                              Senior Vice President,
                                              Chief Financial Officer
                                              and Secretary (Principal
                                              Financial Officer and
                                              Principal Accounting Officer)



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